UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2022
BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
 _____________________________________________________________________________

Delaware		001-34658	80-0558025
(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg,	Virginia		24504
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-4300
 ____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2022, Joel W. Duling notified BWX Technologies, Inc. ("Company," "we" or "us) of his decision to retire from his role as President, BWXT Nuclear Operations Group, Inc., a wholly-owned subsidiary of the Company, effective July 29, 2022. In connection with his retirement, Mr. Duling would have been obligated to repay certain tuition expenses paid by the Company on his behalf in the prior two years. In exchange for forgiveness of this repayment obligation by the Company, Mr. Duling entered into a non-competition and non-solicitation agreement with the Company, dated July 18, 2022, for a period of twelve (12) months following his retirement date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Thomas E. McCabe
Thomas E. McCabe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

July 18, 2022